Exhibit 10.3

EXHIBIT B
LOAN TERM SHEET

This Loan Term Sheet dated October 30, 2025, incorporates all of the terms of the Master Digital Currency Loan Agreement (“Agreement”) entered into by Fundamental Global Inc. (“Borrower”) and [                   ] (“[            ]”) on October 29, 2025, as amended from time to time, and the following specific Loan terms:

Borrower:	Fundamental Global Inc.

Lender:	[

Loan Effective Date:	October 30, 2025

Borrowed Asset:	USD

Borrow Amount:	10,000,000

Borrow Fee:	7.9%

Loan Type:	Evergreen, with 30 day option.

For the purposes of this Loan, “Evergreen, with 30 day option” shall mean a Loan that continues until a Recall Delivery Date occurs, consistent with the defined terms in this Loan Term Sheet.

Recall Delivery Date:	Notwithstanding the terms of the Agreement, for the purposes of this Loan the Recall Delivery Date shall be thirty (30) calendar days following Lender’s delivery of the Recall Request.

Redelivery Date:	Notwithstanding the terms of the Agreement, for the purposes of this Loan the Redelivery Day shall be thirty (30) calendar days following Borrower’s delivery of notice exercising Borrower’s Callable Option.

Initial Collateral Level:	170%

Type Collateral:	Staked ETH

Margin Call Rate:	140%

Urgent Margin Call Rate:	135%

Notwithstanding anything to the contrary contained within the Agreement, Borrower and Lender hereby acknowledge and agree that, for the purposes of the Loan contemplated hereto, the following terms and conditions shall apply:

(i)	Lender and Borrower agree that there shall be no voluntary prepayment rights applicable to the Loan hereunder, and this Term Loan shall terminate upon redelivery by Borrower of the Borrowed Asset on the Maturity Date.

The following additional terms shall apply to the Loan:

1.	Post-Default Hedging Costs. After (a) the occurrence of an Event of Default or Termination Event with respect to Borrower and (b) acceleration of Borrower’s obligations under the Loan Documents, Borrower shall pay, on demand, Lender’s (or its Affiliate’s) costs (including the cost of put options), losses (including market losses with respect to Asset Hedging Transactions), charges, fees, expenses, Taxes or duties of any kind relating to (x) the Loan or (y) the acquisition, establishment, re-establishment, substitution, maintenance, unwinding or disposition of, or realization or recovery of the proceeds of, or any part thereof, any transaction(s) entered into by Lender or its Affiliate to hedge the market risk of the Collateral. Borrower’s obligation under this Section 1 shall survive termination of the Agreement. “Asset Hedging Transactions” means any purchase, sale, entry into or maintenance of one or more (i) assets (directly, indirectly or synthetically), transactions (including “short sales”), positions or contracts in or related to Digital Currency or other digital assets, securities, options, futures, derivatives or foreign exchange, (ii) repurchase agreements, loans or similar transactions related to the Digital Currency or (iii) other instruments or arrangements (howsoever described) entered into by Lender or its Affiliate to hedge the market risk of the Collateral.

2.	Remedies. In addition to and not in lieu of the rights set forth in the Loan Documents, upon the occurrence of an Event of Default or Termination Event with respect to Borrower, Lender may, without notice of any kind, which Borrower hereby expressly waives (except for any notice required under the Loan Documents that may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Lender’s option: (i) deliver or cause to be delivered to itself or to an Affiliate, the Collateral, (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and otherwise exercise all of Borrower’s rights with respect to any and all of the Collateral, in its own name, in the name of Borrower or otherwise; (iii) enter into Asset Hedging Transactions; or (iv) sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places and at such time or times as Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable law and cannot be waived), and Lender may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale or at one or more private sales and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Borrower; provided that Lender shall have no obligation to take any of the foregoing actions and may, at its option, take any combination of the foregoing actions.

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Fundamental Global Inc.		[ ]

By:		By:	[ ]
Name:	kyle cerminara	Name:	[ ]
Title:	CEO	Title:	Head of [ ]
	10/29/2025		10/29/2025